Exhibit 10.5

STOCK RESTRICTION AGREEMENT

THIS STOCK RESTRICTION AGREEMENT (the “Agreement”) is made as of the 7th day of February, 2003, by and between ESCHELON TELECOM, INC., a Delaware corporation (the ”Company”), and Marvin C. Moses (the “Shareholder”).  The restrictions in this Agreement are in addition to those in the Fourth Amended Stockholders Agreement, dated as of June 27, 2002, as may be amended or replaced from time to time, to which the Shareholder is a party (the “Stockholders’ Agreement”).

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Option Shares.  The Shareholder was granted 410,653 shares (the “Option Shares”) of common stock of the Company, par value $0.05 per share (the “Common Stock”), pursuant to restricted stock awarded under the Company’s 2002 Stock Incentive Plan (the “Plan”) on February 7, 2003, subject to the terms and conditions of the applicable grant agreement evidencing such award (the “Option Grant Agreement”).  The Shareholder has been granted on even date herewith, 410,653 Option Shares (the “Shares”).

The Shareholder agrees that the Shares shall be subject to the terms, conditions and restrictions set forth in this Agreement, the Option Grant Agreement, and the Stockholders’ Agreement.  The Shareholder further agrees that any additional Option Shares purchased by the Shareholder shall be subject to the terms, conditions and restrictions set forth in this Agreement, and such shares shall be deemed Shares for all purposes hereunder.  Upon receipt of payment by the Company for the Shares, the Company shall either issue and deliver to the Shareholder one or more certificates in the name of the Shareholder for that number of Shares purchased by the Shareholder, hold such Share certificates in escrow until the underlying Shares may be transferred freely without restriction under this Agreement, or provide for uncertificated, book entry issuance of those Shares.

150,400 shares are hereby designated as “Class A Option Shares” and 260,253 shares are hereby designated as “Class B Option Shares.”  With respect to the Shares subject to this Agreement, (i) the number of Shares classified as “Class A Shares” is equal to the product of (a) the ratio of Class A Option Shares to Shares and (b) the number of Shares, and (ii) the number of Shares classified as “Class B Shares” is equal to the product of (a) the ratio of Class B Option Shares to Shares and (b) the number of Shares.

2.                                       Restrictions on Transfer.  The Shareholder’s transfer of Shares is subject to the following restrictions on transfer, in addition to any restrictions in the Stockholders’ Agreement:

(a)                                  Class A Shares.  With respect to Class A Shares, such Shares shall not be transferable before the date that at least 60% of the issued and outstanding Series A Preferred Stock of the Company has been sold by the holders of such shares at a price greater than $1.02 per share.

(b)                                 Class B Shares.  With respect to Class B Shares, such Shares shall not be transferable before the date that at least 60% of the issued and outstanding Series A Preferred Stock of the Company has been sold by the holders of such shares at a price greater than $2.04 per share.

3.                                       Effect of Prohibited Transfer.  The Company shall not be required to (a) transfer on its books any of the Shares that have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) treat as owner of such Shares or to pay dividends or other distributions to any transferee to whom any such Shares shall have been so sold or transferred.

4.                                       Company’s Repurchase Option.

(a)                                  Upon the termination of the Shareholder’s employment or service relationship with the Company for any reason, the Company shall have the right and option to purchase, and the Shareholder or the Shareholder’s personal representative, estate, heirs, legatees or Permitted Transferees (as defined in the Stockholders’ Agreement), as the case may be, shall have the obligation to sell upon request, any or all of the Shareholder’s Shares, which option may be exercised at any time and from time to time by the Company by giving written notice to the Shareholder or personal representative, estate, heirs, legatees or Permitted Transferees (as defined in the Stockholders’ Agreement) as the case may be, stating the number of Shares to be purchased.  The purchase price for such Shares shall be determined pursuant to Section 4(b) of this Agreement.  Settlement of the purchase shall be made at the principal executive office of the Company within 90 days after delivery of such written notice.  In the discretion of the Board of Directors of the Company, payment of the purchase price will be made via cash, cancellation of indebtedness, a promissory note, or a combination of such methods.  Any such promissory note shall provide for substantially equal installments, payable at least annually, over a period not to exceed five years and shall accrue interest at the applicable Federal rate in effect under Code section 1274(d) as of the settlement date, compounded annually.  Notwithstanding the foregoing, the repurchase option of the Company described in this Section 4 shall terminate, solely with respect to vested Shares, upon the closing of the first public offering of securities of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933 or the exchange of the Shares for shares of an entity that are so registered.

(b)                                 The purchase price for any Shares sold and purchased pursuant to this Section 4 shall be equal to their Fair Market Value as determined under Section 4(c) of this Agreement.  Notwithstanding the immediately preceding sentence, in the event that the Shareholder’s employment or other service relationship is terminated by the Company for “Cause,” the purchase price for any Shares sold and purchased pursuant to this Section 4 shall be equal to the exercise price per Share (adjusted to reflect adjustments made under Section 7(d) of the Eschelon Telecom, Inc. 2002 Stock Incentive Plan) tendered to the Company by the Shareholder upon exercise of the Option pursuant to which the Shares were acquired.  For purposes of this Agreement, “Cause” shall mean the Shareholder’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Shareholder’s duties or willful failure to perform the Shareholder’s responsibilities in the best interests of the Company; (v) chronic use of alcohol, drugs or other similar substances which affects the Shareholder’s work performance; (vi) violation of any material Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Shareholder for the benefit of the Company.  The good faith determination by the Board of Directors of the Company of whether the Shareholder’s employment or other service relationship was terminated by the Company for Cause shall be final and binding for all purposes hereunder.

(c)                                  For purposes of this Agreement, the Fair Market Value of Shares shall be determined in good faith by the Board of Directors of the Company.  In making such determination, the Board of Directors may take into account any valuation factors it deems appropriate or advisable in its sole discretion, including, without limitation, profitability, financial position, asset value or other factor relating to the value of the Company, as well as discounts to account for minority interests and lack of marketability.

5.                                       Company’s Right to Defer Payments.  Notwithstanding anything herein to the contrary, no payment shall be made under this Agreement, or under any promissory note issued by the Company pursuant to this Agreement, that would cause the Company to violate any banking agreement or loan or other financial covenant or cause default of any senior indebtedness of the Company, regardless of when such agreement, covenant or indebtedness was created, incurred or assumed.  Any payment under this Agreement that would cause such violation or default shall be deferred until, in the sole discretion of the Board of Directors of the Company, such payment shall no longer cause any such violation or default.  Any payment deferred in consequence of the provisions of the preceding sentence shall bear simple interest from the date such payment would otherwise have been made to the date when such payment is actually made, at a rate which is equal to the prime rate of interest published in the Wall Street Journal on the date such payment would otherwise have been made, but in no event shall such rate of interest exceed 10 percent per annum.  The Company shall pay interest at the same time as it makes the payment to which such interest relates.

6.                                       Investment Representations.  The Shareholder represents, warrants and covenants as follows:

(a)                                  Shareholder is purchasing the Shares for the Shareholder’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

(b)                                 Shareholder understands that the Shares are being issued without registration under the Securities Act, in reliance upon one or more exemptions contained in the Securities Act, and such reliance is based in part on the above representation.  The Shareholder also understands that the Company is not obligated to comply with the registration requirements of the Securities Act or with the requirements for an exemption under Regulation A under the Securities Act for the Shareholder’s benefit.

(c)                                  Shareholder has had such opportunity as the Shareholder deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Shareholder to evaluate the merits and risks of the Shareholder’s investment in the Company.

(d)                                 Shareholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(e)                                  Shareholder can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(f)                                    Shareholder understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available and, therefore, they may need to be held indefinitely; and (iii) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.  As a condition to any transfer of the Shares, the Shareholder understands that the Company may require an opinion of counsel satisfactory to the Company to the effect that such transfer does not require registration under the Securities Act or any state securities law.

7.                                       Adjustments for Stock Splits, Stock Dividends, etc.

(a)                                  If from time to time there is any spin-off, stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Shareholder is entitled by reason of his or her ownership of the Shares shall be immediately subject to the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Shares.

(b)                                 If the Shares are converted into or exchanged for, or shareholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

8.                                       Withholding Taxes.  The Shareholder acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Shareholder any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase, sale or vesting of the Shares by the Shareholder.

9.                                       Invalidity or Unenforceability.  It is the intention of the Company and the Shareholder that this Agreement shall be enforceable to the fullest extent allowed by law.  In the event that a court having jurisdiction holds any provision of this Agreement to be invalid or unenforceable, in whole or in part, the Company and the Shareholder agree that, if allowed by law, that provision shall be reduced to the degree necessary to render it valid and enforceable without affecting the rest of this Agreement.

10.                                 Waiver.  No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

11.                                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and the Shareholder and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the terms, conditions and restrictions set forth in this Agreement.  The Company may assign its rights under this Agreement to a third party, provided that such assignee agrees to be bound by all of the Company’s obligations under this Agreement.

12.                                 No Rights To Employment.  Nothing contained in this Agreement shall be construed as giving the Shareholder any right to be retained, in any position, as an employee or other service provider of the Company for any period of time or to restrict the Company’s right to terminate the Shareholder’s employment or other service relationship at any time with or without cause or notice.

13.                                 Notices.  All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Shareholder at the address contained in the records of the Company, or addressed to the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

14.                                 Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

15.                                 Shareholder.  Whenever the word “Shareholder” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Board of Directors of the Company, to apply to the Shareholder’s estate, personal representative, beneficiary to whom the Shares may be transferred by will or by the laws of descent and distribution, transferees, successors or assignees, the word “Shareholder” shall be deemed to include such persons.

16.                                 Coordination with Stockholders’ Agreement.  This Agreement contains provisions that are intended to supplement provisions in the Stockholders’ Agreement to which the Shareholder is a party, and shall be interpreted in that manner.  The Stockholders’ Agreement shall govern with respect to any inconsistent provisions contained herein.

17.                                 Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Shareholder.

18.                                 Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions.  Any suit with respect hereto will be brought in the federal or state courts in the districts which include the principal executive offices of the Company, and the Shareholder hereby agrees and submits to the personal jurisdiction and venue thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ESCHELON TELECOM, INC.

By:	/s/ Michael A. Donahue

Name:	Michael A. Donahue
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Title:	VP Finance and Treasurer

SHAREHOLDER

/s/ Marvin C. Moses
Signature

Name:	Marvin C. Moses

Address: